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                                       FOLEY & LARDNER
                                       777 East Wisconsin Avenue, Suite 3800
                                       Milwaukee, Wisconsin  53202-5306
                                       414.271.2400 TEL
                  November 14, 2003    414.297.4900 FAX
                                       www.foley.com

                                       WRITER'S DIRECT LINE
                                       414.297.5660
                                       rteigen@foley.com Email

                                       CLIENT/MATTER NUMBER
                                       082961-0112

The Hennessy Mutual Funds, Inc.
The Courtyard Square
750 Grant Avenue, Suite 100
Novato, CA  94945

Gentlemen:

     We have acted as counsel for The Hennessy Mutual Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A (such amendment being hereinafter referred to as the "Amended Registration Statement") relating to the sale by you of an indefinite amount of The Hennessy Mutual Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement. In this connection we have examined: (a) the Amended Registration Statement; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,

                              /s/ Foley & Lardner

                              FOLEY & LARDNER



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